SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
( )  Definitive Proxy Statement
(X)  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                              J.C. NICHOLS COMPANY
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                                   HIGHWOODS
                                   PROPERTIES
                                  FACT SHEET*

o Business-Develop, Acquire, Lease and Manage Institutional-Grade Office and Industrial Properties

o    Founded 1978

o    Public June 1994

o    Real Estate Investment Trust-UPREIT Structure

o    Traded on the New York Stock Exchange

o    Ticker Symbol-HIW

o    Common Shares Outstanding (Including Partnership Unit)-63.7 Million

o Research Coverage-Merrill Lynch, BT Alex Brown, Dain Rauscher, Davenport & Co., Legg Mason, Montgomery Securities, Morgan Stanley Dean Witter, Paine Webber, Prudential Securities, Robinson Humphreys

o    Largest Office and Industrial REIT in the Southeast

o    One of the Fifteen Largest Equity REIT's

o    Headquartered in Raleigh, North Carolina

o    Total Employees-565

o    States and Cities of Operation

       Alabama           Birmingham

       Florida Boca Raton, Fort Lauderdale, Fort Myers, Jacksonville, Miami, Orlando, Tallahassee, Tampa Bay, West Palm Beach

       Georgia          Atlanta

       Maryland         Baltimore

       North Carolina   Asheville, Cary, Charlotte, Durham, Greensboro, High
                        Point, Raleigh, Research Triangle Park, Winston-Salem

       South Carolina   Columbia, Greenville

       Tennessee        Memphis, Nashville

       Virginia         Hampton Roads, Richmond

o    Total Property Count-630 (including 39 development projects)

o Total Square Footage-44.6 Million (including 4.2 million square feet of development)

o    Current Portfolio Occupancy-93%

o    Land Available for Development-1,350 Acres

o    Total Capitalization-$3.8 Billion

o    Estimated Annual Development/Acquisition Investment-$1.0 Billion

o    Initial Public Offering Stock Price-$21.00/Share

o    Stock Close-June 10, 1998-$31.44 (6.5% Yield)

o    Annual Dividend, Paid Quarterly-$2.04/Share

o    Average Annualized Return since IPO-25.1%

o Equity Retained in Operating Partnership Transactions-$400 Million (17% of Total Equity)

o    Equity held by management-$150 Million (6% of Total Equity)

* Excludes the impact of the J.C. Nichols and Easton-Babcock transactions. June 10, 1998

Corporate Profile*                       (logo)     HIGHWOODS
                                                    PROPERTIES

     Highwoods Properties, Inc. (the "Company") (NYSE: HIW) is one of the largest fully integrated, self-administered real estate investment trusts ("REIT") that provides leasing, management, development, construction and other tenant-related services for its properties and for third parties. The Company owns 444 suburban office buildings and 186 industrial and service center properties encompassing approximately 44.6 million square feet (including 39 development projects encompassing approximately 4.2 million square feet) located in 19 markets in Alabama, Florida, Georgia, Maryland, North Carolina, South Carolina, Tennessee, and Virginia. Highwoods also controls over 1,350 acres of land for future development.

     Highwoods is structured as an UPREIT, or umbrella partnership real estate investment trust. The Company is the sole general partner and owns the controlling interest (82%) in Highwoods/Forsyth Limited Partnership through which it conducts its operations.

     The Company's strategy, since becoming a public company in June 1994, has been to:

o diversify its initial suburban office portfolio to include industrial and service center properties;

o expand its geographical presence to selected markets with growth and demographic characteristics similar to its existing markets;

o effectively manage growth through the acquisition of management expertise along with additional properties;

o    maintain a flexible and conservative capital structure; and,

o    build an efficient, customer service-oriented organization.

     As one of the largest office and industrial REITs in the country, Highwoods has the financial resources to structure transactions to meet a variety of seller's needs. Highwoods' stock is publicly traded on the New York Stock Exchange giving the Company access to the capital markets. As an UPREIT, Highwoods offers a structure that qualifies the seller for substantial tax deferral of gain on the sale. This structure provides the benefits of 1) estate planning 2)deferring tax liability 3) liquidity of dividends and 4) the option to convert partnership units into stock.

[Map of Highwoods markets]

* Excludes the impact of the J.C. Nichols and Easton-Babcock transactions. June 10, 1998